Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Level 3 Communications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-53914, 333-156709, 333-160493, 333-162854, and 333-178060) on Form S-3 and the registration statements (Nos. 333-79533, 333-42465, 333-68447, 333-58691, 333-52697, 333-115472, 333-115751, 333-174354, 333-177977, 333-189832, 333-205075, and 333-208892) on Form S-8 of Level 3 Communications, Inc. of our reports dated February 26, 2016, with respect to the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Level 3 Communications, Inc.

/s/ KPMG LLP
Denver, Colorado
February 26, 2016